                                                                     EXHIBIT 21


                  SUBSIDIARIES OF CAROLINA FREIGHT CORPORATION

Carrier Computer Services, Inc.
300 Commerce Drive
Cherryville, North Carolina  28021
State of Incorporation:  North Carolina

Cardinal Freight Carriers, Inc.
North Carolina Highway #73 West
Concord, North Carolina  28025
State of Incorporation:  Virginia

CaroTrans Canada, Ltd.
6517A Mississauga Road North
Mississauga, Ontario  L5N 1A6

G.I. Trucking Company
14727 Alondra Boulevard
La Mirada, California  90638
State of Incorporation:  California

The Complete Logistics Company, Inc.
6280 Manchester Blvd., Suite 116
Buena Park, California  90621
State of Incorporation:  California

Motor Carrier Insurance, Ltd.
P. O. Box 1022 Clarendon House
Church Street West
Hamilton HM DX, Bermuda
Incorporated in Bermuda

Red Arrow Freight Lines, Inc.
4444 Irving Boulevard
Dallas, Texas  75356-9570
State of Incorporation:  Texas

Carolina Freight de Mexico, S.A. de C.V.
Manzanillo #123, Oficina #303
Col. Roma Sur
Mexico, D.F.  06760

Carolina Freight Carriers Corporation
North Carolina Highway #150 East
Cherryville, North Carolina  28021
State of Incorporation:  North Carolina

Innovative Logistics Incorporated
377 Carowinds Boulevard
Suite 127
Fort Mill, South Carolina  29715
State of Incorporation:  South Carolina

Carolina Freight Funding Corporation
North Carolina Highway #150 East
Cherryville, North Carolina  28021
State of Incorporation:  North Carolina

Carolina Breakdown Service, Inc.
P. O. Box 970
Cherryville, North Carolina  28021
State of Incorporation:  North Carolina

CaroTrans International
P.O. Box 1060
Cherryville, NC 28021
State of Incorporation:  North Carolina

Pronto Express, Inc.
2400 Yorkmont Road, Suite 400
Charlotte, NC 28217
State of Incorporation:  Texas

Texas Pronto Express, Inc.
2400 Yorkmont Road, Suite 400
Charlotte, NC 28217
State of Incorporation:  Texas